                                                                   EXHIBIT 10.24

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

1  ACCOUNTING AND OTHER TERMS..............................................   4
   --------------------------

2  LOAN AND TERMS OF PAYMENT...............................................   4
   -------------------------
        2.1  Advances......................................................   4
        2.2  Interest Rate, Payments.......................................   4
        2.3  Fees..........................................................   5

3  CONDITIONS OF LOANS.....................................................   5
   -------------------
        3.1  Conditions Precedent to Initial Advance.......................   5
        3.2  Conditions Precedent to all Advances..........................   5

4  REPRESENTATIONS AND WARRANTIES..........................................   5
   ------------------------------
        4.1  Due Organization and Authorization............................   5
        4.2  Litigation....................................................   5
        4.3  No Material Adverse Change in Financial Statements............   5
        4.4  Solvency......................................................   6
        4.5  Regulatory Compliance.........................................   6
        4.6  Subsidiaries..................................................   6
        4.7  Full Disclosure...............................................   6

5  AFFIRMATIVE COVENANTS...................................................   6
   ---------------------
        5.1  Government Compliance.........................................   6
        5.2  Taxes.........................................................   6
        5.3  Insurance.....................................................   7
        5.4  Primary Accounts..............................................   7

6  NEGATIVE COVENANTS......................................................   7
   ------------------
        6.1  Changes in Business, Ownership, Management or Business
             Locations.....................................................   7
        6.2  Mergers or Acquisitions.......................................   7
        6.3  Compliance....................................................   7

7  EVENTS OF DEFAULT.......................................................   7
   -----------------
        7.1  Payment Default...............................................   7
        7.2  Covenant Default..............................................   7
        7.3  Material Adverse Change.......................................   8
        7.4  Insolvency....................................................   8
        7.5  Third Party Security Agreement................................   8
        7.6  Judgments.....................................................   8
        7.7  Misrepresentations............................................   8

8  BANK'S RIGHTS AND REMEDIES..............................................   8
   --------------------------
        8.1  Rights and Remedies...........................................   8
        8.2  Remedies Cumulative...........................................   8
        8.3  Demand Waiver.................................................   8

9  NOTICES.................................................................   9
   -------

10 CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER..............................   9
   ------------------------------------------

11 GENERAL PROVISIONS.............................   9
   ------------------
     11.1 Successors and Assigns..................   9
     11.2 Indemnification.........................   9
     11.3 Time of Essence.........................   9
     11.4 Severability of Provision...............   9
     11.5 Amendments in Writing, Integration......   9
     11.6 Counterparts............................  10
     11.7 Survival................................  10
     11.8 Confidentiality.........................  10

12 DEFINITIONS....................................  10
   -----------
     12.1 Definitions.............................  10

      This LOAN AGREEMENT is dated September 24, 1997, between SILICON VALLEY BANK ("Bank"), whose address is 3003 Tasman Drive, Santa Clara, CA 95054 with a loan production office located at 18872 MacArthur Blvd, Ste. 100, Irvine, California 92612 and EYESYS TECHNOLOGIES, INC. ("Borrower"), whose address is 2776 Bingle Road, Houston, Texas 77055 provides the terms on which Bank will lend to Borrower and Borrower will repay Bank. The parties agree as follows:

1.    ACCOUNTING AND OTHER TERMS
      --------------------------

      Accounting terms not defined in this Agreement will be construed following GAAP Calculations and determinations must be made following GAAP. The term "financial statements" includes the notes and schedules. The terms "including" and "includes" always mean "including (or includes) without limitation," in this or any Loan Document. This Agreement shall be construed to impart upon Bank a duty to act reasonably at all times.

2     LOAN AND TERMS OF PAYMENT
      -------------------------

2.1   ADVANCES.

      Borrower will pay Bank the unpaid principal amount of all Advances and interest on the unpaid principal amount of the Advances.

2.1.1 REVOLVING ADVANCES.

      (a) Bank will make Advances not exceeding the Committed Revolving Line. Amounts borrowed under this Section may be repaid and reborrowed during the term of this Agreement.

      (b) To obtain an Advance, Borrower must notify Bank by facsimile or telephone by 3:00 p.m. Pacific time on the Business Day the Advance is to be made. Borrower must promptly confirm the notification by delivering to Bank the Payment/Advance Form attached as Exhibit A. Bank will credit Advances to Borrower's deposit account. Bank may make Advances under this Agreement based on instructions from a Responsible Officer or his or her designee or without instructions if the Advances are necessary to meet Obligations which have become due. Bank may rely on any telephone notice given by a person whom Bank believes is a Responsible Officer or designee. Borrower will indemnify Bank for any loss Bank suffers due to reliance.

      (c) The Committed Revolving Line terminates on the Revolving Maturity Date, when all Advances and other amounts due under this Agreement are immediately payable.

2.2   INTEREST RATE, PAYMENTS.

      (a) Interest Rate. Advances accrue interest on the outstanding principal balance at a per annum rate equal to the Prime Rate. After an Event of Default Obligations accrue interest at 5 percent above the rate effective immediately before the Event of Default. The interest rate increases or decreases when the Prime Rate changes. Interest is computed on a 360 day year for the actual number of days elapsed.

      (b) Payments. Interest due on the Committed Revolving Line is payable on the 24th of each month. Bank may debit any of Borrower's deposit accounts including Account Number 360062970 for principal and interest payments or any amounts Borrower owes Bank. Bank will notify Borrower when it debits Borrower's Accounts. These debits are not a set-off. Payments received after 12:00 noon Pacific time are considered received at the opening of business on the next Business Day. When a payment is due on a day that is not a Business Day, the payment is due the next Business Day and additional fees or interest accrue.

2.3  FEES.

     Borrower will pay:

     (a) Facility Fee. A fully earned, non-refundable Facility Fee of $5,250 due on the Closing Date: and

     (b) Bank Expenses. All Bank Expenses (including reasonable attorneys' fees and expenses) incurred through and after the date of this Agreement, are payable when due.

3    CONDITIONS OF LOANS
     -------------------

3.1  CONDITIONS PRECEDENT TO INITIAL ADVANCE.

     Bank's obligation to make the initial Advance is subject to the condition precedent that it receive the agreements, documents and fees it requires.

3.2  CONDITIONS PRECEDENT TO ALL ADVANCES.

     Bank's obligations to make each Advance, including the initial Advance, is subject to the following:

     (a) timely receipt of any Payment/Advance Form; and

     (b) the representations and warranties in Section 4 must be materially true on the date of the Payment/Advance Form and on the effective date of each Advance and no Event of Default may have occurred and be continuing, or result from the Advance. Each Advance is Borrower's representation and warranty on that date that the representations and warranties of Section 4 remain true.

4    REPRESENTATIONS AND WARRANTIES
     ------------------------------

     Borrower represents and warrants as follows:

4.1  DUE ORGANIZATION AND AUTHORIZATION.

     Borrower and each Subsidiary is duly existing and in good standing in its state of formation and qualified and licensed to do business in, and in good standing in, any state in which the conduct of its business or its ownership of property requires that it be qualified.

     The execution, delivery and performance of the Loan Documents have been duly authorized, and do not conflict with Borrower's formation documents, nor constitute an event of default under any material agreement by which Borrower is bound. Borrower is not in default under any agreement to which or by which it is bound in which the default could cause a Material Adverse Change.

4.2  LITIGATION.

     Except as shown in the Schedule, there are no actions or proceedings pending or, to Borrower's knowledge, threatened by or against Borrower or any Subsidiary in which an adverse decision could cause a Material Adverse Change.

4.3  NO MATERIAL ADVERSE CHANGE IN FINANCIAL STATEMENTS.

     All consolidated financial statements for Borrower, and any Subsidiary, delivered to Bank fairly present in all material respects Borrower's consolidated financial condition and Borrower's consolidated results of operations. There has not been any material deterioration in Borrower's consolidated financial condition since the date of the most recent financial statements submitted to Bank.

4.4  SOLVENCY.

     The fair salable value of Borrower's assets (including goodwill minus disposition costs) exceeds the fair value of its liabilities; the Borrower is not left with unreasonably small capital after the transactions in this Agreement; and Borrower is able to pay its debts (including trade debts) as they mature.

4.5  REGULATORY COMPLIANCE.

     Borrower is not an "investment company" or a company "controlled" by an "investment company" under the Investment Company Act. Borrower is not engaged as one of its important activities in extending credit for margin stock (under Regulations G, T and U of the Federal Reserve Board of Governors). Borrower has complied with the Federal Fair Labor Standards Act. Borrower has not violated any laws, ordinances or rules, the violation of which could cause a Material Adverse Change. None of Borrower's or any Subsidiary's properties or assets has been used by Borrower or any Subsidiary or, to the best of Borrower's knowledge, by previous Persons, in disposing, producing, storing, treating, or transporting any hazardous substance other than legally. Borrower and each Subsidiary has timely filed all required tax returns and paid, or made adequate provision to pay, all taxes, except those being contested in good faith with adequate reserves under GAAP. Borrower and each Subsidiary has obtained all consents, approvals and authorizations of, made all declarations or filings with, and given all notices to all government authorities that are necessary to continue its business as currently conducted.

4.6  SUBSIDIARIES.

     Borrower does not own any stock, partnership interest or other equity securities.

4.7  FULL DISCLOSURE.

     No representation, warranty or other statement of Borrower in any certificate or written statement given to Bank contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained in the certificates or statements misleading.

5.   AFFIRMATIVE COVENANTS
     ---------------------

     Borrower will do all of the following:

5.1  GOVERNMENT COMPLIANCE.

     Borrower will maintain its and all Subsidiaries' legal existence and good standing in its jurisdiction of formation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Borrower's business or operations. Borrower will comply, and have each Subsidiary comply, with all laws, ordinances and regulations to which it is subject, noncompliance with which could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change.

5.2  TAXES.

     Borrower will make, and cause each Subsidiary to make, timely payment of all material federal, state, and local taxes or assessments and will deliver to Bank, on demand, appropriate certificates attesting to the payment.

5.3  INSURANCE.

     Borrower will keep its business insured for risks and in amounts, as Bank requests.

5.4  PRIMARY ACCOUNTS.

     Borrower will maintain its primary depository and operating accounts with Bank.

6.   NEGATIVE COVENANTS
     ------------------

     Borrower will not do any of the following:

6.1  CHANGES IN BUSINESS, OWNERSHIP, MANAGEMENT OR BUSINESS LOCATIONS.

     Engage in or permit any of its Subsidiaries to engage in any business other than the businesses currently engaged in by Borrower or have a material change in its ownership of greater than 25%. Borrower will not, without at least 30 days prior written notice, relocate its chief executive office or add any new offices or business locations.

6.2  MERGERS OR ACQUISITIONS.

     (i) Merge or consolidate, or permit any of its Subsidiaries to merger or consolidate, with any other Person, or acquire, or permit any of its Subsidiaries to acquire, all or substantially all of the capital stock or property of another Person (except that Borrower may merge or consolidate or be acquired by Premier Laser Systems, Inc.) (ii) merge or consolidate a Subsidiary into another Subsidiary or into Borrower.

6.3  COMPLIANCE.

     Become an "investment company" or a company controlled by an "investment company," under the Investment Company Act of 1940 or undertake as one of its important activities extending credit to purchase or carry margin stock, or use the proceeds of any Advance for that purpose; fail to meet the minimum funding requirements of ERISA, permit a Reportable Event or Prohibited Transaction, as defined in ERISA, to occur; fail to comply with the Federal Fair Labor Standards Act or violate any other law or regulation, if the violation could have a material adverse effect on Borrower's business or operations or cause a Material Adverse Change, or permit any of its Subsidiaries to do so.

7.   EVENTS OF DEFAULT
     -----------------

     Any one of the following is an Event of Default:

7.1  PAYMENT DEFAULT.

     If Borrower fails to pay any of the Obligations:

7.2  COVENANT DEFAULT.

     If Borrower violates any covenant in Section 6 or does not perform or observe any other material term, condition or covenant in this Agreement, any Loan Documents, or in any agreement between Borrower and Bank and as to any default under a term, condition or covenant that can be cured, has not cured the default within 10 days after it occurs, or if the default cannot be cured within 10 days or cannot be cured after Borrower's attempts within 10 day period, and the default may be cured within a reasonable time, then Borrower has an additional period (of not more than 30 days) to attempt to cure the default. During the additional time, the failure to cure the default is not an Event of Default (but no Advances will be made during the cure period):

7.3  MATERIAL ADVANCE CHANGE.

     If the Bank determines, based upon information available to it and in the exercise of its reasonable judgment, that there is a reasonable likelihood that Borrower will fail to comply with one or more of the covenants set forth in
Section 5 during the next succeeding financial reporting period.

7.4  INSOLVENCY.

     If Borrower becomes insolvent or if Borrower begins an Insolvency Proceeding or an Insolvency Proceeding is begun against Borrower and not dismissed or stayed within 30 days (but no Advances will be made before any Insolvency Proceeding is dismissed):

7.5  THIRD PARTY SECURITY AGREEMENT.

     If there occurs an Event of Default under the Third Party Security
Agreement;

7.6  JUDGMENTS.

     If a money judgment(s) in the aggregate of at least $50,000 is rendered against Borrower and is unsatisfied and unstayed for 10 days (but no Advances will be made before the judgment is stayed or satisfied); or

7.7  MISREPRESENTATIONS.

     If Borrower or any Person acting for Borrower makes any material misrepresentation or material misstatement now or later in any warranty or representation in this Agreement or in any writing delivered to Bank or to induce Bank to enter this Agreement or any Loan Document.

8    BANK'S RIGHTS AND REMEDIES
     --------------------------

8.1  RIGHTS AND REMEDIES.

     When an Event of Default occurs and continues Bank may, without notice or demand, do any or all of the following:

     (a) Declare all Obligations immediately due and payable (but if an Event of Default described in Section 7.4 occurs all Obligations are immediately due and payable without any action by Bank); and

     (b) Stop advancing money or extending credit for Borrower's benefit under this Agreement or under any other agreement between Borrower and Bank;

8.2  REMEDIES CUMULATIVE.

     Bank's rights and remedies under this Agreement, the Loan Documents, and all other agreements are cumulative. Bank has all rights and remedies provided by law, or in equity. Bank's exercise of one right or remedy is not an election, and Bank's waiver of any Event of Default is not a continuing waiver. Bank's delay is not a waiver, election, or acquiescence. No waiver is effective unless signed by Bank and then is only effective for the specific instance and purpose for which it was given.

8.3  DEMAND WAIVER.

     Borrower waives demand, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees held by Bank on which Borrower is liable.

9     NOTICES
      -------

      All notices or demands by any party about this Agreement or any other related agreement must be in writing and be personally delivered or sent by an overnight delivery service, by certified mail, postage prepaid, return receipt requested, or by telefacsimile to the addresses set forth at the beginning of this Agreement. A Party may change its notice address by giving the other Party written notice.

10    CHOICE OF LAW, VENUE AND JURY TRIAL WAIVER
      ------------------------------------------

      California law governs the Loan Documents without regard to principles of conflicts of law. Borrower and Bank each submit to the exclusive jurisdiction of the State and Federal courts in Orange County, California.

BORROWER AND BANK EACH WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BOTH PARTIES TO ENTER INTO THIS AGREEMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL.

11    GENERAL PROVISIONS
      ------------------

11.1  SUCCESSORS AND ASSIGNS.

      This Agreement binds and is for the benefit of the successors and permitted assigns of each party. Borrower may not assign this Agreement or any rights under it without Bank's prior written consent which may be granted or withheld in Bank's discretion. Bank has the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank's obligations, rights and benefits under this Agreement.

11.2  INDEMNIFICATION

      Borrower will indemnify, defend and hold harmless Bank and its officers, employees, and agents against: (a) all obligations, demand, claims, and liabilities asserted by any other party in connection with the transactions contemplated by the Loan Documents; and (b) all losses or Bank Expenses incurred, or paid by Bank from, following, or consequential to transactions between Bank and Borrower (including reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

11.3  TIME OF ESSENCE.

      Time is of the essence for the performance of all obligations in this Agreement.

11.4  SEVERABILITY OF PROVISION.

      Each provision of this Agreement is severable from every other provision in determining the enforceability of any provision.

11.5  AMENDMENTS IN WRITING, INTEGRATION.

      All amendments to this Agreement must be in writing. This Agreement represents the entire agreement about this subject matter, and supersedes prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Agreement merge into this Agreement and the Loan Documents.

11.6  COUNTERPARTS.

      This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, are an original, and all taken together, constitute one Agreement.

11.7  SURVIVAL.

      All covenants, representations and warranties made in this Agreement continue in full force while any Obligations remain outstanding. The obligations of Borrower in Section 11.2 to indemnify Bank will survive until all statutes of limitations for actions that may be brought against Bank have run.

11.8  CONFIDENTIALITY.

      In handling any confidential information, Bank will exercise the same degree of care that it exercises for its own proprietary information, but disclosure of information may be made (i) to Bank's subsidiaries or affiliates in connection with their business with Borrower, (ii) to prospective transferees or purchasers of any interest in the Loans, (iii) as required by law, regulation, subpoena, or other order, (iv) as required in connection with Bank's examination or audit and (v) as Bank considers appropriate exercising remedies under this Agreement. Confidential information does not include information that either: (a) is in the public domain or in Bank's possession when disclosed to Bank, or becomes part of the public domain after disclosure to Bank; or (b) is disclosed to Bank by a third party, if Bank does not know that the third party is prohibited from disclosing information.

12    DEFINITIONS
      -----------

      In this Agreement:

      "ADVANCE" or "ADVANCES" is a loan advance (or advances) under the Committed Revolving Line.

      "AFFILIATE" of a Person is a Person that owns or controls directly or indirectly the Person, any Person that controls or is controlled by or is under common control with the Person, and each of that Person's senior executive officers, directors, partners and, for any Person that is a limited liability company, that Person's managers and members.

      "BANK EXPENSES" are all audit fees and expenses and reasonable costs or expenses (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including reasonable attorneys' fees and expenses) for preparing, negotiating, administering, defending and enforcing the Loan Documents (including appeals or insolvency Proceedings).

      "BUSINESS DAY" is any day that is not a Saturday, Sunday or a day on which the Bank is closed.

      "CLOSING DATE" is the date of this Agreement.

      "COLLATERAL" is the collateral defined in the Third Party Security Agreement.

      "COMMITTED REVOLVING LINE" is an Advance of up to $2,100,000.

      "CONTINGENT OBLIGATION" is, for any Person, any direct or indirect liability, contingent or not, of that Person for (i) any indebtedness, lease, dividend, letter of credit or other obligation of another such as an obligation directly or indirectly guaranteed, endorsed, co-made, discounted or sold with recourse by that Person, or for which that Person is directly or indirectly liable; (ii) any obligations for undrawn letters of credit for the account of that Person; and (iii) all obligations from any interest rate, currency or commodity swap agreement, interest rate cap or collar agreement, or other agreement or arrangement designated to protect a Person against fluctuation in interest rates, currency exchange rates for commodity prices; but "Contingent Obligation" does not include endorsements in the ordinary course of business. The amount of a Contingent Obligation is the stated or determined amount of the primary obligation for which the Contingent Obligation is made or, if not determinable, the maximum reasonably anticipated liability for it determined by the Person in good faith; but the amount may not exceed the maximum of the obligations under the guarantee or other arrangement.

     "ERISA" is the Employment Retirement Income Security Act of 1974, and its regulations.

     "GAAP" is generally accepted accounting principles.

     "INDEBTEDNESS" is (a) indebtedness for borrowed money or the deferred price of property or services, such as reimbursement and other obligations for surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) capital lease obligations and (d) Contingent Obligations.

      "INSOLVENCY PROCEEDING" are proceedings by or against any Person under the United States Bankruptcy Code, or any other bankruptcy or insolvency law, including assignments for the benefit of creditors, compositions, extensions generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

      "LOAN DOCUMENTS" are, collectively, this Agreement, the Third Party Security Agreement, any note, or notes or guaranties executed by Borrower, Pledgor or guarantor, and any other present or future agreement between Borrower and/or for the benefit of Bank in connection with this Agreement, all as amended, extended or restated.

      "OBLIGATIONS" are debts, principal, interest, Bank Expenses and other amounts Borrower owes Bank now or later, including letters of credit and exchange contracts and including interest accruing after Insolvency Proceedings begin and debts, liabilities, or obligations of Borrower assigned to Bank.

      "PERSON" in any individual, sole proprietorship, partnership, limited liability company, joint venture, company association, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or government agency.

      "PLEDGOR" is Premier Laser Systems, Inc. as defined in Third Party Security Agreement.

      "PRIME RATE" is Bank's most recently announced "prime rate," even if it is not Bank's lowest rate.

      "RESPONSIBLE OFFICER" is each of the Chief Executive Officer, the President, the Chief Financial Officer and the Controller of Borrower.

      "REVOLVING MATURITY DATE" is September 24, 1998.

      "SCHEDULE" is any attached schedule of exceptions.

      "SUBSIDIARY" is for any Person, or any other business entity of which more than 50% of the voting stock or other equity interests is owned or controlled, directly or indirectly, by the Person or one or more Affiliates of the Person.

     "Third Party Security Agreement" is that Third Party Security Agreement of every date between Pledgor and Bank.


BORROWER:

EYESYS TECHNOLOGIES, INC.


By:  /s/ MICHAEL HIEBERT
   -----------------------------

Title:   CFO
      --------------------------


BANK:

SILICON VALLEY BANK


By:  /s/ ROBERT ANDERSON
   -----------------------------

Title:   AVP
      --------------------------

                        CORPORATE BORROWING RESOLUTION

BORROWER:  EYESYS TECHNOLOGIES, INC.      BANK:  SILICON VALLEY BANK
           2776 BINGLE ROAD                      18872 MACARTHUR BLVD, STE. 100
           HOUSTON, TX 77055                     IRVINE, CA 92812

I, the undersigned Secretary or Assistant Secretary of EYESYS TECHNOLOGIES, INC. ("Borrower"), HEREBY CERTIFY that Borrower is a corporation duly organized and existing under and by virtue of the laws of the State of Delaware.

I FURTHER CERTIFY that at a meeting of the Directors of Borrower (or by other duly authorized corporate action in lieu of a meeting), duly called and held, at which a quorum was present and voting, the following resolutions were adopted.

BE IT RESOLVED, that any one (1) of the following named officers, employees, or agents of Borrower, whose actual signatures are shown below:

       NAMES                     POSITIONS                ACTUAL SIGNATURES
       -----                     ---------                -----------------
 Michael Hiebert             Secretary and CFO         /s/ MICHAEL N. HIEBERT
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


acting for and on behalf of Borrower and as its act and deed be, and they hereby are, authorized and empowered:

     Borrow Money. To borrow from time to time from Silicon Valley Bank ("Bank"), on such terms as may be agreed upon between the officers of Borrower and Bank, such sum or sums of money as in their judgment should be borrowed.

     Execute Loan Documents. To execute and deliver to Bank the loan documents of Borrower, on Bank's terms, at such rates of interest and on such terms as may be agreed upon, evidencing the sums of money so borrowed or any indebtedness of Borrower to Bank, and also to execute and deliver to Bank one or more renewals, extensions, modifications, refinancings, consolidations, or substitutions for one or more of the loan documents, or any portion of the loan documents.

     Grant Security. To grant a security interest to Bank in any of Borrower's assets, which security interest shall secure all of Borrower's obligations to Bank.

     Negotiate Items. To draw, endorse, and discount with Bank all drafts, trade acceptances, promissory notes, or other evidences of indebtedness payable to or belonging to Borrower or in which Borrower may have an interest, and other to receive cash for the same or to cause such proceeds to be credited to the account of Borrower with Bank, or to cause such other disposition of the proceeds derived therefrom as they may deem advisable.

     Letters of Credit. To execute letter of credit applications and other related documents pertaining to Bank's issuance of letters of credit.

     Foreign Exchange Contracts. To execute and deliver foreign exchange contracts, either spot or forward, from time to time, in such amount as, in the judgment of the officer or officers herein authorized.

     Issue Warrants. To issue warrants to purchase Borrower's capital stock, for such class, series and number, and on such terms, as an officer of Borrower shall deem appropriate.

     Further Acts. In the case of lines of credit, to designate additional or alternate individuals as being authorized to request advances thereunder, and in all cases, to do and perform such other acts and things, to pay any and all fees and costs, and to execute and deliver such other documents and agreements, including agreements waiving the right to a trial by jury, as they may in their discretion deem reasonably necessary or proper in order to carry into effect the provisions of these Resolutions.

BE IT FURTHER RESOLVED, that any and all acts authorized pursuant to these Resolutions and performed prior to the passage of these resolutions are hereby ratified and approved, that these Resolutions shall remain in full force and effect and Bank may rely on these Resolutions until written notice of their revocation shall have been delivered to and received by Bank. Any such notice shall not affect any of Borrower's agreements or commitments in effect at the time notice is given.

I FURTHER CERTIFY that the persons named above are principal officers of the Corporation and occupy the positions set opposite their respective names; that the foregoing Resolutions now stand of record on the books of the Corporation; and that they are in full force and effect and have not been modified or revoked in any manner whatsoever.

IN WITNESS WHEREOF, I have hereunto set my hand on September 24, 1997 and attest that the signatures set opposite the names listed above are their genuine signatures.

CERTIFIED TO AND ATTESTED BY:

x /s/ MICHAEL N. HEIBERT
  -------------------------------------
  Secretary or Assistant Secretary

x
  -------------------------------------

*NOTE: In case the Secretary or other certifying officer is designated by the foregoing resolutions as one of the signing officers, this resolution should also be signed by a second Officer or Director of Borrower.

                        THIRD PARTY SECURITY AGREEMENT

     This THIRD PARTY SECURITY AGREEMENT is entered into as of September 24, 1997, by and between SILICON VALLEY BANK ("Bank") and Premier Laser Systems, Inc. ("Pledgor")

                                   RECITALS
                                   --------

     EYESYS TECHNOLOGIES, INC. ("Borrower") wishes to borrow money from time to time from Bank pursuant to a Loan and Security Agreement of even date (the "Loan Agreement"). Bank has agreed to enter into the Loan Agreement, provided Pledgor secures the payment and performance obligations under the Loan Agreement in accordance with the terms of this Agreement.

                                   AGREEMENT
                                   ---------

     The parties agree as follows:

     1.   CREATION OF SECURITY INTEREST
          -----------------------------

          1.1   Grant of Security Interest. Pledgor grants to Bank a continuing
                --------------------------
security interest in the property described in Exhibit A attached hereto (the
                                               ---------
"Collateral") in order to secure prompt repayment of any and all obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Agreement, as amended from time to time, and any other agreements entered into between Bank and Borrower (the "Loan Documents"). Such security interest constitutes a valid, first priority security interest in the presently existing Collateral, and will constitute a valid, first priority security interest in Collateral acquired after the date hereof. Borrower acknowledges that Bank may place a hold on the deposit account pledged as Collateral.

          1.2   Delivery of Additional Documentation Required. Pledgor shall
                ---------------------------------------------
from time to time execute and deliver to Bank, documents that Bank may reasonably request, in form satisfactory to Bank, to perfect and continue perfected Bank's security interests in the Collateral and in order to fully consummate all of the transactions contemplated under the Loan Documents.

      2.   REPRESENTATIONS AND WARRANTIES
           ------------------------------

           Pledgor represents and warrants as follows:

           2.1   Due Organization and Qualification. Pledgor is a corporation
                 ----------------------------------
duly existing and in good standing under the laws of its state of incorporation and qualified and licensed to do business in, and is in good standing in, any state in which the conduct of its business or its ownership of property requires that it be so qualified.

           2.2   Due Authorization; No Conflict. The execution, delivery, and
                 ------------------------------
performance of this Agreement are within Pledgor's powers, have been duly authorized, and are not in conflict with nor constitute a breach of any provision contained in Pledgor's Articles of Incorporation or Bylaws, nor will they constitute an event of default under any material agreement to which Pledgor is a party or by which Pledgor is bound.

           2.3   No Prior Encumbrances. Pledgor has good and indefeasible title
                 ---------------------
to the Collateral, free and clear of any liens, security interests, or other encumbrances.

      3.   AFFIRMATIVE COVENANTS
           ---------------------

           Pledgor covenants and agrees that, until payment in full of all outstanding Obligations under the Loan Agreement and this Agreement, and for so long as Bank may have any commitment to make an Advance under the Loan Agreement, Pledgor shall do all of the following.

          3.1  Good Standing. Pledgor shall maintain its corporate existence and
               -------------
its good standing in its jurisdiction of incorporation and maintain qualification in each jurisdiction in which the failure to so qualify could have a material adverse effect on Pledgor's business. Pledgor shall maintain in force all licenses, approvals and agreements, the loss of which could have a material adverse effect on Pledgor's business.

          3.2  Government Compliance. Pledgor shall comply with all statutes,
               ---------------------
laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a material adverse effect on Pledgor's business.

     4.   NEGATIVE COVENANTS
          ------------------

          Pledgor covenants and agrees that until payment in full of all outstanding Obligations under the Loan Agreement and this Agreement, Pledgor will not do any of the following:

          4.1  Dispositions. Convey, sell, lease, transfer or otherwise dispose
               ------------
of (collectively, a "Transfer"), all or any part of the Collateral other than:
(i) Transfers in the ordinary course of business; (ii) Transfers of non-exclusive licenses and similar arrangements for the use of the Collateral; or
(iii) Transfers of worn-out or obsolete Equipment.

          4.2  Change in Business Location. Without thirty (30) days prior
               ---------------------------
written notification to Bank, relocate its chief executive office.

          4.3  Encumbrances. Create, incur, assume or suffer to exist any
               ------------
security interest, lien or encumbrance with respect to the collateral.

     5.   EVENTS OF DEFAULT
          -----------------

          Any one or more of the following events shall constitute an Event of Default by Pledgor under this Agreement:

          5.1  Loan Documents. If an Event of Default occurs under any of the
               --------------
Loan Documents;

          5.2  Covenant Default. If Pledgor fails or neglects to perform, keep,
               ----------------
or observe any material term, provision, condition, covenant, or agreement contained in this Agreement.

          5.3  Attachment. If any portion of the Collateral is made the subject
               ----------
of a lien, security interest or other encumbrance, or is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Pledgor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs.

          5.4  Misrepresentations. If any material misrepresentation or material
               ------------------
misstatement exists now or hereafter in any warranty or representation set forth herein or in any certificate delivered to Bank by any Responsible Officer pursuant to this Agreement or to induce Bank to enter into this Agreement or any other Loan Document.

     6.   BANK'S RIGHTS AND REMEDIES
          --------------------------

          6.1  Rights and Remedies. Upon the occurrence and during the
               -------------------
continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Pledgor:

               (a) Exercise all rights available to it under the California Uniform Commercial Code and applicable law;

                   (b) Set off and apply to the obligations any and all (i) balances and deposits of Pledgor held by Bank, or (ii) indebtedness at any time owing to or for the credit or the account of Pledgor held by Bank; and

                   (c) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Pledgor's premises) as Bank determines is commercially reasonable.

             6.2   Remedies Cumulative. Bank's rights and remedies under this
                   -------------------
Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Pledgor's part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it.

             6.3   Demand; Protest. Pledgor waives demand, protest, notice of
                   ---------------
protest, notice of default or dishonor, notice of payment and nonpayment, notice of any default, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Bank on which Pledgor may in any way be liable.

      7.     NOTICES
             -------

             Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by prepaid telefacsimile to Pledgor or to Bank, as the case may be, as its addresses set forth below:

      If to Pledgor:         Premier Laser Systems, Inc.
                             3 Morgan
                             Irvine, CA 92618
                             Attn:
                                  -------------------------
                             FAX:
                                  -------------------------


      If to Bank:            Silicon Valley Bank
                             3003 Tasman Drive
                             Santa Clara, CA 95054
                             Attn:
                                  -------------------------
                             FAX:
                                  -------------------------


      The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

      8.     CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER
             ------------------------------------------

      This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of law. Each of Pledgor and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in the County of Orange, State of California. Pledgor AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THERIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS

REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL

     9.   GENERAL PROVISIONS
          ------------------

          9.1  Successors and Assigns. This Agreement shall bind and inure to
               ----------------------
the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder
         --------  -------
may be assigned by Pledgor without Bank's prior written consent, which consent may be granted or withheld in Bank's sole discretion. Bank shall have the right without the consent of or notice to Pledgor to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in Bank's obligations, rights and benefits hereunder.

          9.2  Indemnification. Pledgor shall defend, indemnify and hold
               ---------------
harmless Bank and its officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and
(b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Pledgor whether under this Agreement, or otherwise (including without limitation reasonable attorneys fees and expenses), except for losses caused by Bank's gross negligence or willful misconduct.

          9.3  Time of Essence. Time is of the essence for the performance of
               ---------------
all obligations set forth in this Agreement.

          9.4  Severability of Provisions. Each provision of this Agreement
               --------------------------
shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

          9.5  Amendments in Writing Integration. This Agreement cannot be
               ---------------------------------
changed or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and the Loan Documents.

          9.6  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

          9.7  Survival. All covenants, representations and warranties made in
               --------
this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Pledgor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in this Agreement shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

          9.8  Amendment of Loan Documents. Pledgor authorizes Bank, without
               ---------------------------
notice or demand and without affecting its liability hereunder, from time to time to (a) renew, extend, or otherwise change the terms of the Loan Documents or any part thereof; (b) take and hold security for the payment of the Loan Documents, and exchange, enforce, waive and release any such security; and (c) apply such security and direct the order or manner of sale thereof as Bank in its sole discretion may determine.

          9.9  Pledgor Waivers. Pledgor waives any right to require Bank to (a)
               ---------------
proceed against Borrower, any other guarantor or any other person; (b) proceed against or exhaust any security held from Borrower; (c) marshal any assets of Borrower; or (d) pursue any other remedy in Bank's power whatsoever. Bank may, at its election, exercise or decline or fail to exercise any right or remedy it may have against Borrower or any security held by Bank, including without limitation the right to foreclose upon any such security by judicial or nonjudicial sale, without affecting or impairing in any way the liability of Pledgor hereunder. Pledgor waives any defense arising by reason of any disability or other defense of Borrower or by reason of the cessation from any cause whatsoever of the liability of Borrower. Pledgor waives any setoff, defense or counterclaim that Borrower may have against Bank. Pledgor waives any defense arising out of the absence, impairment or loss of any right of reimbursement or subrogation or any other rights against Borrower. Pledgor shall have no right of subrogation or reimbursement, contribution or other rights against Borrower, and Pledgor waives any right to enforce any remedy that Bank now has or may hereafter have against Borrower. Pledgor waives all rights to participate in any security now or security now or hereafter held by Bank by Bank. Pledgor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Pledge Agreement and of the existence, creation, or incurring of new or additional indebtedness. Pledgor assumes the responsibility for being and keeping itself informed of the financial condition of Borrower and of all other circumstances bearing upon the risk of nonpayment of any indebtedness or nonperformance of any obligation of Borrower, warrants to Bank that it will keep so informed, and agrees that absent a request for particular information by Pledgor, Bank shall have no duty to advise Pledgor of information known to Bank regarding such condition or any such circumstances. Pledgor waives the benefits of California Civil Code sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899, and 3433.

      9.10 Borrower Insolvency. If Borrower becomes insolvent or is adjudicated
           -------------------
bankrupt or files a petition for reorganization, arrangement, composition or similar relief under any present or future provision of Unites States Bankruptcy Code, or if such a petition is filed against Borrower, and in any such proceeding some or all of any indebtedness or obligations under the Loan Documents are terminated or rejected or any obligation of Borrower is modified or abrogated, or if Borrower's obligations are otherwise avoided for insolvency, bankruptcy or any similar reason, Pledgor agrees that Pledgor's liability hereunder shall not thereby be affected or modified and such liability shall continue in full force and effect as if no such action or proceeding had occurred. This Agreement shall continue to be effective or be reinstated, as the case may be, if any payment must be returned by Bank upon the insolvency, bankruptcy or reorganization of Borrower, Pledgor, any other person, or otherwise, as though such payment had not been made.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.


                             PLEDGOR:

                             PREMIER LASER SYSTEMS, INC.

                             BY:    /s/ MICHAEL HIEBERT
                                    ------------------------
                             Title: CFO
                                    ------------------------


                             By:
                                    ------------------------
                             Title:
                                    ------------------------



                             BANK:

                             SILICON VALLEY BANK

                             By:    /s/ ROBERT ANDERSON
                                    ------------------------
                             Title: AVP
                                    ------------------------

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



                                       PLEDGOR:

                                       PREMIER LASER SYSTEMS, INC.

                                       By:
                                          --------------------------
                                       Title:
                                             -----------------------

                                       By:   Colette Cozean
                                          --------------------------
                                       Title:  CEO
                                             -----------------------


                                       BANK:

                                       SILICON VALLEY BANK

                                       By:
                                          --------------------------
                                       Title:
                                             -----------------------

                                       6